INDEPENDENT AUDITORS'CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 3, 2004, relating to the consolidated financial statements of Universal Flirts, Corp.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
November 3, 2004